Exhibit 99.1

WK Kellogg Co
Financial News Release

Analyst Contact:
Karen Duke, (269) 401-3164
Matt Harrison, (269) 401-3326

Media Contact:
Stacy Flathau, (269) 401-3002

WK Kellogg Co Announces Third Quarter 2023 Financial Results and Reaffirms Financial Outlook

BATTLE CREEK, Mich. - November 8, 2023 - WK Kellogg Co (NYSE: KLG), a leading manufacturer, marketer and distributor of branded ready-to-eat cereal in the U.S., Canada, and Caribbean, today reported financial results for its third quarter. WK Kellogg Co became an independent, publicly traded company on October 2, 2023.

Highlights:

•We are reaffirming our 2024 financial outlook which we provided at Investor Day, reflecting our strong year-to-date performance and confidence in the outlook.
•Year-to-date net sales growth of 5% reflects good momentum, driven by revenue growth management initiatives and recovery from fire and strike.
•Year-to-date net income was $95 million which led to a standalone adjusted EBITDA margin of 9.9%, a 300 basis point improvement demonstrating our ability to regain margin.

“We are off to a strong start and remain confident in our strategy and financial outlook,” said Gary Pilnick, Chairman and Chief Executive Officer of WK Kellogg Co. “Our team is executing on plan, we are building momentum, and delivering the consistent results we need to capture our unique margin opportunity.”
Mr. Pilnick continued, “As a standalone company, we have greater strategic focus and operational flexibility, and will direct capital and resources toward unlocking profitable growth and regaining category share.”

Financial Summary:	Quarter ended			Year-to-date period ended
(millions)	September 30, 2023	October 1, 2022	% Change	September 30, 2023	October 1, 2022	% Change
Reported Net Sales	$692	$705	(1.9)%	$2,112	$2,018	4.6%
Standalone adjusted net sales*	$684	$697	(1.9)%	$2,087	$1,995	4.6%

Reported net income (loss)	$42	$23	82.6%	$95	$127	(25.2)%
EBITDA*	$72	$43	67.4%	$174	$210	(17.1)%
Adjusted EBITDA*	$55	$32	71.9%	$215	$153	40.5%
Standalone adjusted EBITDA*	$51	$31	64.5%	$206	$137	50.4%
Standalone adjusted EBITDA Margin*	7.5%	4.4%	3.1	9.9%	6.9%	3.0
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.

Third Quarter and Year To Date Business Performance

Reported third quarter net sales were $692 million a 2% decline year-over-year. Third quarter standalone adjusted net sales were $684 million a 2% decline year-over-year. Our decline in sales performance in the third quarter is due to price elasticities that were anticipated.

Year to date reported net sales were $2,112 million a 5% increase year-over-year. Year to date standalone adjusted net sales were $2,087 million a 5% increase year-over-year. Our sales performance reflects continued commercial reactivation post fire and strike and revenue growth management initiatives designed to drive beneficial price and mix.

Third quarter reported net income was $42 million an 83% increase year-over-year. Third quarter standalone adjusted EBITDA was $51 million a 65% increase year-over-year. This increase reflects improved productivity and the benefit of revenue growth management initiatives.

Year to date reported net income was $95 million a 25% decline year-over-year reflecting separation and restructuring costs incurred, and an increase in advertising and promotion expense due to the slow ramp up of commercial activities in the first half of 2022. Year to date standalone adjusted EBITDA was $206 million a 50% increase year-over-year reflecting improved productivity and the benefit of revenue growth management initiatives as well as increased efficiencies resulting from lapping the fire and strike.
WK Kellogg Co Full-Year Financial Outlook
WK Kellogg Co is providing 2023 guidance slightly ahead of the outlook provided at Investor Day and is reaffirming the 2024 financial outlook. Numbers are on a standalone adjusted basis as follows:
2023:
•2023 Standalone Adjusted Net Sales in the range of $2,720 million to $2,740 million
•2023 Standalone Adjusted EBITDA margin in the range of 9.1% to 9.2%
The aforementioned non-GAAP financial measures include estimates, from which actual future results may vary. See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2023:

Impact of certain items excluded from Non-GAAP guidance:
(millions)	Net Sales
Adjusted guidance	$2,720 - $2,740

Impact of certain items excluded from Non-GAAP Adjusted EBITDA guidance:
(millions)
Full Year 2023
Interest expense	$10 - $12
Depreciation and amortization expense	$68 - $72
Estimated return on pension assets	$70 - $75
Separation costs	$96 - $100
Adjusted EBITDA	$248 - $252

Forward-looking guidance for net sales and adjusted EBITDA is included in this press release. The Company does not provide forward-looking reconciliations of non-GAAP financial measures to the respective U.S. Generally Accepted Accounting Principles (“GAAP”) metric as it is unable to predict with reasonable certainty and without unreasonable effort by the Company certain items including mark-to-market impacts on certain commodity and foreign currency contracts, pension mark-to-market impacts and income tax expense. The timing and amounts of these items are uncertain and could have a substantial impact on WK Kellogg Co’s results in accordance with GAAP. The Company is providing quantification of known adjustment items where available.
2024:
•2024 Adjusted Net Sales growth to be approximately flat versus 2023 Adjusted Net Sales
•2024 Adjusted EBITDA to be in the range of $255 million to $265 million
The aforementioned non-GAAP financial measures include estimates, from which actual future results may vary. See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2024:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales
Adjusted guidance	Flat

Impact of certain items excluded from Non-GAAP Adjusted EBITDA guidance:
(millions)
Full Year 2024
Interest expense	$45 - $55
Depreciation and amortization expense	$80 - $90
Estimated return on pension assets	$45 - $50
Separation costs	$15 - $25
Adjusted EBITDA	$255 - $265

Forward-looking guidance for net sales and adjusted EBITDA is included in this press release. The Company does not provide forward-looking reconciliations of non-GAAP financial measures to the respective U.S. Generally Accepted Accounting Principles (“GAAP”) metric as it is unable to predict with reasonable certainty and without unreasonable effort by the Company certain items including mark-to-market impacts on certain commodity and foreign currency contracts, pension mark-to-market impacts and income tax expense. The timing and amounts of these items are uncertain and could have a substantial impact on WK Kellogg Co’s results in accordance with GAAP. The Company is providing quantification of known adjustment items where available.

Conference Call / Webcast
    WK Kellogg Co will host a conference call to discuss results and outlook on Wednesday, November 8, 2023 at 10:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.wkkellogg.com. Information regarding the rebroadcast is available at http://investor.wkkellogg.com.

About WK Kellogg Co

At WK Kellogg Co, we bring our best to everyone, every day through our trusted foods and brands. Our journey began in 1894, when our founder W.K. Kellogg reimagined the future of food with the creation of Corn Flakes, changing breakfast forever. Since then, we have embraced the same spirit of innovation and entrepreneurship in everything we do, channeling our founder’s passion and commitment to creating high quality and delicious products while fostering communities. Our iconic brand portfolio includes Frosted Flakes, Rice Krispies, Froot Loops, Kashi, Special K, Raisin Bran, and Bear Naked. With a presence in the majority of households across North America, our brands play a key role in enhancing the lives of millions of consumers every day, promoting a strong sense of physical, emotional and societal wellbeing. Our beloved brand characters, including Tony the Tiger and Toucan Sam, represent our deep connections with the consumers and communities we serve. For more information, visit www.wkkellogg.com.
Non-GAAP Financial Measures
The non-GAAP financial measures in this presentation are supplemental measures of WK Kellogg Co performance. These measures that WK Kellogg Co provide to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co's underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures.

Because non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.
•Standalone adjusted net sales: WK Kellogg Co adjusts the GAAP net sales financial measure to exclude the impact of prior year (pre-spin) intercompany sale arrangements with Kellanova that ceased upon spin-off resulting in adjusted standalone net sales. Management believes that these metrics provide investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-spin period that are helpful in assessing baseline comparable information.
•Adjusted gross profit and adjusted gross margin: WK Kellogg Co adjusts the GAAP gross profit and gross margin to exclude the effect of business and portfolio realignment costs, separation costs related to the spin-off from Kellanova and mark-to-market impacts from commodity and foreign currency contracts resulting in adjusted. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.
•Standalone adjusted gross profit and standalone adjusted gross margin: WK Kellogg Co adjusts the GAAP gross profit and gross margin to exclude the effect of business and portfolio realignment costs, separation costs related to the spin-off from Kellanova and mark-to-market impacts from commodity and foreign currency contracts resulting in adjusted. Additionally, the Company excluded the effects of prior year intercompany sales and royalty arrangements with Kellanova that ceased upon spin-off, resulting in standalone adjusted. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.
•Adjusted EBITDA: WK Kellogg Co adjusts the GAAP net income (loss) for: interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the spin-off from Kellanova and business and portfolio realignment costs, resulting in adjusted EBITDA. Management believes that these metrics provide helpful information in understanding baseline historical information in the pre-spin prior periods and provides investors an additional basis to assess over time.
•Standalone adjusted EBITDA: WK Kellogg Co adjusts the GAAP net income (loss) for: interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the spin-off from Kellanova and business and portfolio realignment costs, resulting in adjusted EBITDA. Additionally, the Company adjusts for the effects of prior year intercompany sales and royalty arrangements with Kellanova that ceased upon spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation, resulting in standalone adjusted EBITDA. Management believes that these metrics provide helpful information in understanding baseline historical information in the pre-spin prior periods and provides investors an additional basis to assess over time.
•Standalone Adjusted EBITDA Margin: Calculated as standalone adjusted EBITDA divided by standalone adjusted net sales. Management believes that these metrics provide helpful information in understanding baseline historical information in the pre-spin prior periods.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Management uses this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.

Forward-Looking Statements

This press release contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” "would,"or words or phrases of similar meaning. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the ability of WK Kellogg Co to succeed as a standalone publicly traded company; the possibility that the separation will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the separation; uncertainty of the expected financial performance of WK Kellogg Co following completion of the separation; negative effects on the market price of the securities of WK Kellogg Co and/or on the financial performance of WK Kellogg Co, as a result of the separation; evolving legal, regulatory and tax regimes; changes in general economic and/or industry specific conditions; actions by third parties, including government agencies and; other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Any forward-looking statement made in this press release speaks only as of the date of this press release. WK Kellogg Co does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law.
[WK Kellogg Co Financial News]

WK KELLOGG CO
COMBINED STATEMENT OF INCOME (Unaudited)
(millions, except per share data)

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$692	$705	$2,112	$2,018
Cost of goods sold	496	531	1,544	1,553
Selling, general and administrative expense	179	167	497	382
Operating profit	17	7	71	83
Other income (expense), net	38	22	53	79
Income before income taxes	55	29	124	162
Income taxes	13	6	29	35
Net income	$42	$23	$95	$127

Per share amounts:
Basic and diluted earnings	$0.49	$0.27	$1.10	$1.48
Average shares outstanding (a):
Basic & diluted	86	86	86	86
Actual shares outstanding at period end

a.On October 2, 2023, Kellanova, the former parent company of WK Kellogg Co, distributed 85,631,304 shares of WK Kellogg Co common stock to Kellanova's shareholders in connection with its spin-off of WK Kellogg Co. Basic and diluted earnings per share and the average number of shares outstanding were retrospectively recast for the number of WK Kellogg Co shares outstanding immediately following the spin-off.

WK KELLOGG CO
COMBINED STATEMENT OF CASH FLOWS (Unaudited)
(millions)

	Year-to-date period ended
	September 30, 2023	October 1, 2022
Operating activities
Net income	$95	$127
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	49	48
Pension and postretirement benefit plan expense (benefit)	(52)	(69)
Stock compensation	3	2
Other	2	2
Postretirement benefit plan contributions	(1)	(1)
Changes in operating assets and liabilities:
Trade receivables	(92)	(130)
Inventories	106	(88)
Accounts payable	9	137
Due to/from related parties	13	(2)
Accrued advertising and promotion	22	44
Accrued salaries and wages	22	4
All other current assets and liabilities	8	(21)
Net cash provided by (used in) operating activities	$184	$53
Investing activities
Additions to properties	(93)	(38)
Property damage recoveries from insurance proceeds	4	—
Net cash provided by (used in) investing activities	$(89)	$(38)
Financing activities
Proceeds from borrowings under the Credit Agreement	664	—
Payment of financing fees	(7)	—
Dividend to parent	(663)	—
Net transfers (to)/from parent	(25)	(15)
Net cash provided by (used in) financing activities	$(31)	$(15)
Increase (decrease) in cash and cash equivalents	64	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$64	$—

WK KELLOGG CO
COMBINED BALANCE SHEET (Unaudited)
(millions, except per share data)

	September 30, 2023	December 31, 2022
Current assets
Cash and cash equivalents	$64	$—
Accounts receivable, net	329	229
Inventories, net	326	431
Other current assets	20	10
Total current assets	739	$670
Property, net	721	645
Goodwill	53	53
Other intangibles	57	57
Postretirement plan assets	270	—
Other assets	26	11
Total assets	$1,866	$1,436
Current liabilities
Notes payable	164	—
Current maturities of long-term debt	8	—
Accounts payable	474	473
Due to related parties	30	11
Accrued advertising and promotion	126	103
Accrued salaries and wages	54	32
Other current liabilities	75	47
Total current liabilities	931	$666
Long-term debt	487	—
Deferred income taxes	96	63
Pension liability	130	—
Nonpension postretirement liability	15	15
Other liabilities	11	5
Commitments and contingencies
Equity
Net parent investment	223	725
Accumulated other comprehensive income (loss)	(27)	(38)
Total equity	196	687
Total liabilities and equity	$1,866	$1,436

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Standalone Net Sales

	Quarter ended		Year-to-date period ended
(millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported net sales	$692	$705	$2,112	$2,018
Impact of prior intercompany sales agreements	(8)	(8)	(24)	(23)
Standalone adjusted net sales	$684	$697	$2,087	$1,995

% change - 2023 vs. 2022:
Reported net sales growth	(1.9)%		4.6%
Impact of prior intercompany sales agreements	—%		—%
Standalone adjusted net sales growth	(1.9)%		4.6%
Volume (tonnage)	(13.4)%		(9.7)%
Pricing/mix	11.5%		14.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Standalone Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported gross profit	$196	$174	$568	$465
Mark-to-market	(8)	1	3	5
Separation costs	2	1	19	1
Business and portfolio realignment	2	2	3	6
Adjusted gross profit	$193	$178	592	477
Impact of prior intercompany and sales and royalty agreements	2	2	8	7
Standalone adjusted gross profit	$195	$180	600	484
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Standalone Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported gross margin	28.4%	24.7%	26.9%	23.1%
Mark-to-market	(1.1)%	0.1%	0.1%	0.2%
Separation costs	0.3%	—%	0.9%	—%
Business and portfolio realignment	0.3%	0.2%	0.1%	0.3%
Adjusted gross margin	27.9%	25.0%	28.1%	23.6%
Impact of prior intercompany and sales and royalty agreements	0.6%	0.6%	0.7%	0.6%
Standalone adjusted gross margin	28.5%	25.6%	28.8%	24.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Income to Standalone Adjusted EBITDA

	Quarter ended		Year-to-date period ended
(millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reported net income (loss)	$42	$23	$95	$127
Interest expense	—	—	—	—
Income tax expense (benefit)	13	6	29	35
Depreciation and amortization expense	17	14	49	48
EBITDA	$72	$43	$174	$210
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(8)	1	3	5
Other (income) expense	(38)	(22)	(53)	(79)
Separation costs	28	8	89	10
Business and portfolio realignment costs	1	2	2	7
Adjusted EBITDA	$55	$32	$215	$153
Historical intercompany sales and royalty agreements	2	2	8	7
Estimated standalone costs	(6)	(3)	(17)	(23)
Standalone Adjusted EBITDA	$51	$31	$206	$137
Standalone Adjusted EBITDA Margin	7.5%	4.4%	9.9%	6.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	September 30, 2023	October 1, 2022
Notes payable	$164	$—
Current maturities of long-term debt	8	—
Long-term debt	487	—
Total debt liabilities	659	—
Less:
Cash and cash equivalents	(64)	—
Net debt	$595	$—
For more information on the reconciling items in the table above, please refer to the Non-GAAP financial measures section.

Significant items impacting comparability

Mark-to-market on foreign exchange and commodity hedges
The Company recognizes mark-to-market adjustments for commodity contracts and certain foreign currency contracts as incurred. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company recorded a pre-tax mark-to-market gain of $8 million and loss of $3 million for the quarter and year-to-date period ended September 30, 2023, respectively. Additionally, the Company recorded a pre-tax mark-to-market loss of $1 million and $5 million for the quarter and year-to-date periods ended October 1, 2022, respectively.

Separation costs
The Company incurred pre-tax charges related to the Spin-Off, primarily related to legal and consulting costs of $28 million and $89 million for the quarter and year-to-date periods ended September 30, 2023, respectively. Additionally, the Company recorded separation costs of $8 million and $10 million for the quarter and year-to-date periods ended October 1, 2022, respectively.

Business and portfolio realignment
The Company incurred one-time costs related primarily to a reconfiguration of our supply chain network designed to drive increased productivity. As a result, the Company incurred pre-tax charges, primarily related to reorganizations of $1 and $2 million for the year-to-date periods ended September 30, 2023, respectively. Additionally, the Company recorded costs of $2 million and $7 million for the the quarter and year-to-date periods ended October 1, 2022, respectively.

Other income (expense)
The Company excludes the impact of all non-operating items from their Adjusted EBITDA calculation, which primarily includes pension related income or expense and financing fees. As a result, other income of $38 million and $53 million were excluded for the quarter and year-to-date periods ended September 30, 2023, respectively. Additionally, other income excluded was $22 million and $79 million for the quarter and year-to-date periods ended October 1, 2022, respectively.

Historical intercompany sales and royalty agreements
The Company recognizes certain pre-existing intercompany royalty and sales arrangements with Kellanova that ceased to exist upon spin. The respective net sales impacts of these agreements were $8 million and $24 million for the quarter and year-to-date periods ended September 30, 2023, respectively The respective cost of goods sold impacts of these agreements were $10 million and $32 million for the quarter and year-to-date periods ended September 30, 2023, respectively.

The respective net sales impacts of these agreements were $8 million and $23 million for the quarter and year-to-date periods ended October 1, 2022. The respective cost of goods sold impacts of these agreements were $10 million and $30 million for the quarter and year-to-date periods ended October 1, 2022.

Estimated standalone costs
The Company estimated expense of incremental and recurring costs required to operate as a separate public company, shown net of estimated related incremental depreciation costs. Estimated standalone costs for the quarter and year-to-date periods ended September 30, 2023 were $6 million and $17 million, respectively. Estimated standalone costs for the quarter and year-to-date periods ended October 1, 2022 were $3 million and $23 million, respectively.